                                                                    Exhibit 4.7

                                                                (CONFORMED COPY)


                     AMENDMENT NO. 2 TO CREDIT AGREEMENT

     AMENDMENT dated as of May 15, 1998 to the Credit Agreement dated as of September 24, 1997 (as heretofore amended, the "CREDIT AGREEMENT") among UNOVA, INC. (the "BORROWER"), the BANKS party thereto (the "BANKS") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "AGENT").

     The parties hereto agree as follows:

     SECTION 1. DEFINED TERMS; REFERENCES. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby.

     SECTION 2.  AMENDMENTS.  (a) The definition of "Leverage Ratio" in
Section 1.01 of the Credit Agreement is hereby amended by the addition of the following proviso:

     PROVIDED that if there shall have been an acquisition or disposition of operations during such period. Consolidated EBITDA shall be calculated on a pro forma basis giving effect thereto as if such acquisition or disposition had occurred on the first day of such period.

     (b) The following new definition is hereby added to Section 1.01 of the Credit Agreement:

          "Foreign Debt" means Debt incurred by a Subsidiary organized under the laws of a jurisdiction outside the United States (or incurred through a branch or office outside the United States of a Subsidiary organized under the laws of a jurisdiction within the United States) which Debt is incurred with a view to obtaining financial or tax benefits associated with the foreign operations of such Subsidiary (including without limitation currency hedging).

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     (c) Section 5.07 of the Credit Agreement is hereby amended to read in its entirety as follows:

          SECTION 5.07. LIMITATION ON SUBSIDIARY DEBT. The aggregate outstanding principal amount of Debt of the Subsidiaries of the Borrower (exclusive of (i) Debt owing to the Borrower or another Subsidiary and (ii) Foreign Debt) shall at no time exceed 15% of Consolidated Net Assets.

     SECTION 3. REPRESENTATIONS OF BORROWER. The Borrower represents and warrants that (i) the representations and warranties of the Borrower set forth in Article 4 of the Credit Agreement are true on and as of the date hereof and (ii) no Default has occurred and is continuing on and as of the date hereof.

     SECTION 4. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 5. COUNTERPARTS. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     SECTION 6. EFFECTIVENESS. This Amendment shall become effective as of the date hereof when the Agent shall have received from each of the Borrower and Banks comprising the Required Banks a counterpart hereof duly signed by such party or facsimile or other written confirmation (in form satisfactory to the Agent) that such party has signed a counterpart hereof.






                                       2
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                       UNOVA, INC.


                                       By: /s/ Lori J. Segale
                                           --------------------------------
                                           Title: Treasurer



                                       MORGAN GUARANTY TRUST
                                         COMPANY OF NEW YORK


                                       By: /s/ Diana H. Imhof
                                           --------------------------------
                                           Title: Vice President



                                       BANK OF AMERICA NATIONAL
                                         TRUST AND SAVINGS
                                         ASSOCIATION


                                       By: /s/ Therese A. Fontaine
                                           --------------------------------
                                           Title: Vice President



                                       THE BANK OF NEW YORK


                                       By: /s/ Rebecca K. Levine
                                           --------------------------------
                                           Title: Vice President


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                                       THE CHASE MANHATTAN BANK

                                       By: /s/ Lenard Weiner
                                           --------------------------------
                                           Title: Managing Director



                                       CIBC INC.


                                       By: /s/ Timothy E. Doyle
                                           --------------------------------
                                           Title: Managing Director
                                                  CIBC Oppenheimer Corp.,
                                                  as Agent



                                       THE FIRST NATIONAL BANK
                                         OF CHICAGO


                                       By: /s/ Mark A. Isley
                                           --------------------------------
                                           Title: First Vice President



                                       NATIONSBANK OF TEXAS, N.A.


                                       By: /s/ George V. Hausler
                                           --------------------------------
                                           Title: Vice President



                                       CREDIT SUISSE FIRST BOSTON


                                       By: /s/ Robert N. Finney
                                           --------------------------------
                                           Title: Managing Director


                                       By: /s/ Thomas G. Muoio
                                           --------------------------------
                                           Title: Vice President

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                                       DRESDNER BANK, A.G., NEW YORK
                                         BRANCH AND GRAND CAYMAN
                                         BRANCH


                                       By: /s/ John W. Sweeney
                                           --------------------------------
                                           Title: Assistant Vice President


                                       By: /s/ Christopher E. Sarisky
                                           --------------------------------
                                           Title: Assistant Vice President



                                       THE FUJI BANK, LIMITED


                                       By: /s/ Masahito Fukuda
                                           --------------------------------
                                           Title: Joint General Manager



                                       MELLON BANK, N.A.


                                       By: /s/ John S. McCabe
                                           --------------------------------
                                           Title: Senior Vice President



                                       THE NORTHERN TRUST COMPANY


                                       By: /s/ John E. Burda
                                           --------------------------------
                                           Title: Second Vice President